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                                                                   EXHIBIT 10(Y)

                             Amended and Restated
                             BANC ONE CORPORATION
                     DIRECTORS DEFERRED COMPENSATION PLAN

                                    PURPOSE
                                    -------

The purpose of the BANC ONE CORPORATION Directors Deferred Compensation Plan (the "Plan") is to provide a means by which a member of the Board of Directors of either BANC ONE CORPORATION or a Related Company may defer the payment of all (but not less than all) of the Fees payable to the Director for services rendered by the Director.

Effective Date

This Plan was originally effective as of January 1, 1984 and was restated and amended effective January 1, 1994 and October 1, 1997. This amended and restated version of the Plan is effective May 1, 1998 unless otherwise specifically herein indicated.

                                   ARTICLE I

                                  DEFINITIONS

When used herein, the following terms shall have the meaning stated herein, unless the context clearly indicates otherwise.

Section 1.1  Appeals Committee

A committee consisting of three (3) or more officers of the Company who shall be appointed by the Chief Executive Officer of the Company to hear appeals of denied Director or Beneficiary benefit claims under the Plan, provided that with respect to denied claims of a Director who has been identified by the Company as an Insider, such Appeals Committee shall be the Personnel and Compensation Committee of the Board.

Section 1.2 - Assignee

Any person, trust, organization, charity, association or other entity designated by a Participant, who is or was a Statutory Director, in accordance with the provisions of Section 3. 10 of this Plan to receive (i) distributions in lieu of that Participant and/or (ii) any death benefit which may be payable under this Plan upon the death of said Participant.

Section 1.3 - Beneficiary

A person or persons designated by a Participant in accordance with provisions of
Section 3.8, to receive any death benefit which may be payable under this Plan upon the death of said Participant.

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Section 1.4 - Board

The Board of Directors of the Company.

Section 1.5 - Change of Control

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Shares or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Related Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of Subsection (c) of this Section 1.5; or

(b) Individuals who, as of October 1, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in which case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from

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such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 1.6 - Committee

The Personnel and Compensation Committee of the Board which is comprised of two or more non-employee Directors and which shall have the authority of said Board with respect to this Plan.

Section 1.7 - Company

BANC ONE CORPORATION.

Section 1.8 - Director

A statutory director, an emeritus director, an advisory board member, or an honorary director of the Company or a participating Related Company who is not an officer or employee of the Company or a Related Company and who receives Fees for services rendered.

Section 1.9 - Exchange Act

The Securities Exchange Act of 1934, as amended.

Section 1.10 - Fees

Amounts payable by the Company or a Related Company to a Director for services rendered by the Director to the Company or Related Company, including retainer, meeting, and committee fees.

Section 1.11 - Insider

Any person who is required to file reports of his beneficial ownership of Shares with the Securities Exchange Commission pursuant to Section 16(a) of the Exchange Act.

Section 1.12 - Participant

(a) Any Director who satisfies the eligibility and participation requirements of this Plan and who elects or has previously elected to defer Fees under this Plan, or

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(b)  A participant under any Prior Plan from and after the effective date of merger of said Prior Plan with and into the Plan.

Section 1.13 - Plan Administrator

BANC ONE CORPORATION.

Section 1.14 - Prior Plan

Any director deferred fee plan of the Company, a Related Company, or a predecessor or successor thereof, which has been merged with and into this Plan as set forth from time to time on the attached Schedule A which is made a part hereof.

Section 1.15 - Related Company

A subsidiary or any entity which is a member of a common controlled group with BANC ONE CORPORATION pursuant to Internal Revenue Code Section 1563(a)(1).

Section 1.16 - Share(s)

Common shares of the Company, or any successor thereto.

Section 1.17 - Statutory Director

A person who is serving or who at any time has served as a statutory director of the Company.

                                   ARTICLE II
                                 PARTICIPATION

Section 2.1 - Eligibility

Any Director who receives Fees is eligible to become a participant in this Plan. Any participant in a Prior Plan shall become a Participant in the Plan as of the effective date of merger of said Prior Plan into the Plan.

Section 2.2 - Conditions of Participation

A Director shall not become a Participant hereunder until he or she furnishes within a reasonable time limit established by the Plan Administrator such completed and executed elections, Beneficiary designations, consents and other documents and information prescribed by the Plan Administrator. Each Director upon becoming a Participant shall be deemed conclusively, for all purposes, to have assented to the terms and provisions of this Plan and shall be bound thereby.

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Section 2.3 - Election To Defer

(a) Current Directors.   A Director may elect, on or before December 31 of any
year, to defer payment of all (but not less than all) of the Fees earned during the calendar year following such election and all succeeding calendar years.
Any such elections shall remain in effect until the earlier of the following events: (i) the Director terminates his election pursuant to Subsection 2.3(d) of this Plan, or (ii) the participant ceases to be a Director.

(b) Newly Eligible Directors. Any person who becomes a Director during any calendar year, and who was not a Director on the preceding December 31, may elect, before such Director attends a meeting, to defer payment of all (but not less than all) of the Fees earned by the Director for the remainder of such calendar year and all succeeding calendar years, pursuant to Section 2.3(a) of this Plan.

(c) Timeliness of Election. Any such elections shall be made in such format (including but not limited to approved forms or electronic data response) and in the manner provided by the Plan Administrator. If a Director who is eligible to participate in this Plan fails to file (or fails to timely file) the form(s) or take any action required by the Plan Administrator to participate in the Plan, such Director will not be permitted to participate in the Plan until the next open enrollment period applicable for the following calendar year.

(d) Termination of Election. A Director may terminate the election to defer payment of Fees under the Plan by written notice delivered to the Plan Administrator. Such election shall become effective as of the end of the calendar year in which said notice is given with respect to Fees payable as a Director for subsequent calendar years; provided, however, that if such election is made in conjunction with a request for distribution pursuant to Section 3. 1
(d), such election shall become effective immediately. Amounts credited to the Participant's account prior to the effective date of deferral cessation shall not be affected thereby and shall be distributed pursuant to Section 3.1 of the Plan.

Section 2.4 - Participant Accounts

Fees deferred at the election of a Participant shall be held in the general funds of the Company and shall be credited to an account established by the Company in the Participant's name to which deferrals made in accordance with this Plan are credited. The Fees deposited in the Participant's deferred account shall be invested under the Interest Program or the Stock Program, or both, as elected by the Participant. All deferred fees not specifically designated by a Participant to be credited to the Interest Program shall be credited to the Stock Program. Effective with the first day of any next succeeding quarter, any Participant may prospectively change his or her election to participate in the Interest Program and/or the Stock Program by delivering a new election form to the Plan Administrator. Such designation shall affect the deferral of future Fees and shall have no affect on former Fees which shall remain in the Interest Program or the Stock Program as previously designated unless an election is made pursuant to Section 2.7 of this Plan.

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Section 2.5 - Interest Program

(a) If the Participant elects to participate in the Interest Program, the Participant's deferred account shall be invested in units of The One Group Prime Money Market Fund, or any successor thereto, and cash or cash equivalent securities as determined by the Plan Administrator or its agent from time to time.

(b) Interest which is paid on the units in the Interest Program shall be automatically reinvested in additional units of the Interest Program within a reasonable time following the crediting of said interest.

Section 2.6 - Stock Program

(a) If the Participant elects to participate in the Stock Program, the Participant's deferred account shall be invested in Shares of the Company and cash or cash equivalent securities as determined by the Plan Administrator or its agent from time to time.

(b) The cash dividends which are paid on the Shares in the Stock Program s ' hall be automatically reinvested in additional Shares of the Company within a reasonable time following payment of such dividends.

Section 2.7 - Transfers of Prior Deferrals

During the annual election period, any Participant who is not an Insider may elect to transfer prior deferral amounts from one investment program to the other, such transfer to be effective December 31st of the year in which the election is made. The election to transfer prior deferral amounts must be received by the Plan Administrator by the last business day prior to December 31st, in order to be effective on said date. Any such transfer will be valued as of the last business day prior to January 1st. No prior deferral amounts may be transferred into or out of the Stock Program by an Insider without the express approval of the Plan Administrator or the person(s) designated to approve such Insider transactions. Such approval will be allowed when, in the judgment of the Plan Administrator or such appointed person(s), such transfer of previously allocated funds will not (i) as a result of Discretionary Transactions elected by the Insider (as that term is used in Rule 16b-3 of the Securities and Exchange Commission) under the Plan and all other employee benefit plans of the Company and Related Companies, subject such person to potential liability under Section 16(b) of the Exchange Act; or (ii) jeopardize or make less likely the ability to properly account for a transaction in which the Company is participating and which the Company wishes to account for as a pooling of interests as a "pooling of interests".

Section 2.8 - Funding

The Plan shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or a Related Company for payment of any benefit hereunder. No Participant, Participant's spouse or any other person shall have any interest in any

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particular assets of the Company or any Related Company by reason of the right to receive a benefit under the Plan, and any such Participant, Participant's spouse, or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

Section 2.9 - Statement of Accounts

At least once annually, the Plan Administrator shall furnish each Participant with a written statement of his account setting forth the net income or loss of the account; any administrative expenses charged to the account; all payments and distributions made from the account; and such further information as the Plan Administrator deems appropriate.

                                  ARTICLE III

                                 DISTRIBUTIONS

Section 3.1 - Timing of Distributions

Amounts credited to a Participant under the Plan shall be distributed as soon as administratively feasible as follows:

(a) On or after January 1st on or following the date the Plan Administrator is notified that the Participant is neither a Director nor an employee of the Company or a Related Company;

(b) Upon the death of the Participant, in accordance with Section 3.4;

(c) After an acceleration of benefits under Section 3.6;

(d) Upon the receipt by the Plan Administrator of the Participant's written request to receive all of his account; or

(e) After termination of this Plan in accordance with Section 5.1;

provided, however, that no distribution or payment shall be allowed hereunder unless, in the judgment of the Plan Administrator or its appointees, such distribution or payment will not constitute a Discretionary Transaction under Securities and Exchange Commission Rule 16b-3 which will subject the Participant to potential liability under Section 16(b) of the Exchange Act or jeopardize or make less likely the ability to properly account for a transaction in which the Company is participating and which the Company wishes to account for as a "pooling of interests"; and

provided, further, that (i) any distribution made pursuant to Section 3. 1 (d) shall be in a single lump sum which amount shall be 10% less than the total amount attributed to such Participant's account, which 10% shall be withheld by and forfeited to the Company, and (ii) the Participant

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making such request shall not be eligible to defer Fees payable after the date of such election until on or after January 1 of the second calendar year following the year in which such Participant made such election for distribution.

Section 3.2 - Form of Distribution

(a) Amounts credited to a Participant under the Plan shall be distributed in a lump sum payment or in annual installments over a five or ten-year period as the Participant has elected on the form(s) and in the manner provided by the Plan Administrator. Any such election shall continue until the Participant elects a different form of payment. All such elections must be made at least six months prior to the date of distribution. If a Participant fails to make such an election, the amounts credited to a Participant under the Plan shall be paid in annual installments of cash over a five-year period. All distributions under this Plan shall be calculated on the basis of the value of the Participant's account balance as of the last business day of the calendar quarter preceding the commencement date described above, or in the case of an installment payment, the account balance as of the last business day of the calendar quarter preceding the installment payment. The first installment (or the lump sum payment if the Participant so elects) shall be paid on the commencement date described above and subsequent installments shall be paid within sixty days after the first business day of each succeeding calendar year until the entire amount credited to the Participant's deferred account shall have been paid. During such time as amounts credited to a Participant under the Plan continue to be held for the Participant or the Participant's Beneficiary, such amounts shall continue to share in appreciation and/or depreciation in accordance with the Participant's investment elections and may be charged administrative expenses as provided in Section 4.2.

(b) The form and frequency of distribution being made from a Prior Plan at the effective date of Plan merger will continue in effect provided that such distribution is administratively feasible under the Plan and further provided that the payment amount is determined in a manner approved by the Plan Administrator pursuant to Section 3.3 of this Plan.

Section 3.3 - Cash Payments; Determination of Amount

All distributions shall be made in the form of cash. Subject to Section 3.2, the amount to be distributed shall be determined based on the fair market value of the balance credited to the Participant's account as of the close of business on the last day of the calendar month immediately preceding distribution or such later valuation date immediately preceding the date of distribution if the accounts are valued more frequently than monthly (i.e., daily), or in such other manner as is approved by the Plan Administrator for Prior Plan payments.

Section 3.4 - Payments in the Event of a Participant's Death

In the event a Participant dies before payments from the Participant's account have commenced or after such payments have commenced but before the entire amount credited to the Participant's account has been paid, all amounts credited to the Participant's account at the time of the Participant's death, together with accumulated earnings thereon net of charges for administrative

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expenses, shall be paid either to (i) the Beneficiary or Beneficiaries described in Section 3.8 or (ii) the Assignee as described in Section 3.10, in a lump sum payment as soon as administratively feasible after the Plan Administrator is notified of the Participant's death unless the Participant has indicated on any Beneficiary or Assignee designation forms an alternate manner of payment which is permitted by the Plan Administrator.

Section 3.5 - Vesting

Each Participant is immediately one hundred percent (100%) vested in all amounts credited to his or her account and any earnings thereon.

Section 3.6 - Acceleration of Benefits for Unforseen Emergencies

The Plan Administrator, with the approval of the Chief Executive Officer of the Company, may accelerate the payment of any amounts held in any Participant's account in the case of unforeseeable emergencies. An "unforeseeable emergency" is a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant or dependent of the Participant, loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances which will constitute an "unforeseeable emergency" will depend upon the facts of each case, but in any case, payment will not be made to the extent that such hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardships; or
(iii) by cessation of deferrals under the Plan. "Unforeseeable emergency" will not include the need to send the Participant's child to college or the desire to purchase a home. Any early distributions made under this Section 3.6 will only be permitted to the extent reasonably needed to satisfy the emergency needs.

No distribution or payment shall be allowed hereunder unless, in the judgment of the Plan Administrator or its appointees, such distribution or payment will not constitute a Discretionary Transaction under Securities ans Exchange Commission Rule 16b-3 which will subject the Participant to potential liability under
Section 16(b) of the Exchange Act or jeopardize or make less likely the ability to properly account for a transaction in which the Company is participating and which the Company wishes to account for as a "pooling of interests."

Section 3.7 - Withholding and Deductions

All benefit payments made under the Plan to any Participant or Beneficiary shall be subject to such withholding and other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and delivery to the Plan Administrator of all necessary documents. To the extent that the Company is required to withhold any current taxes at the time of deferral of Director's Fees, the deferral amount shall be reduced by the required taxes. Determination by the Plan Administrator as to withholding shall be binding on the Participant and applicable Assignee or Beneficiary(ies).

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Section 3.8 - Beneficiary Designation

Each Participant who has a deferred account hereunder and who has not assigned benefits hereunder may from time to time designate a Beneficiary(ies) to receive the amounts credited to the Participant's account in the event of the Participant's death prior to the time the account is distributed to the Participant. Such designation shall be made pursuant to the procedures established by the Plan Administrator and in a form satisfactory to the Plan Administrator. Each proper designation of a Beneficiary shall revoke all previous Beneficiary designations. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of or notice to any designated Beneficiary.

If any Participant fails to designate a Beneficiary in the manner provided above, or if any Participant is not survived by such Beneficiary(ies), the Participant's account shall be paid, pursuant to Section 3.4, to the Participant's estate.

If any Participant who designates an Assignee also designates a Beneficiary or Beneficiaries in the manner provided above, such designation of an Assignee shall be null and void and shall have no effect until such time as the designation of Beneficiary or Beneficiaries is revoked and such revocation is accepted and acknowledged in writing by the Plan Administrator. A determination to accept or reject such revocation shall be at the sole discretion of the Plan Administrator and the Plan Administrator shall not be obligated to accept such revocation of Beneficiary(ies).

Section 3.9 - Rights to Benefits

Nothing contained in this Plan is intended to give or shall give any spouse, former spouse or Beneficiary of a Participant or any other person any right to benefits under this Plan by virtue of Internal Revenue Code Sections 401(a)(11) and 417 (relating to qualified pre-retirement survivor annuities and qualified joint and survivor annuities) or Internal Revenue Code Sections 401(a)(13)(B) and 414(p) (relating to qualified domestic relations orders) as amended.

Section 3.10 - Assignment of Benefits

Each Participant who is or was a Statutory Director who has a deferred account hereunder may designate an Assignee as the party entitled to receive (i) distributions in lieu of that Participant and/or (ii) any death benefit which may be payable under this Plan upon the death of said Participant. Such designation of Assignee shall be made pursuant to the procedures established by the Plan Administrator and in a form satisfactory to the Plan Administrator. Each proper designation of an Assignee shall revoke all previous Assignee designations. The revocation of an Assignee, no matter how effected, shall not require the consent of or notice to any previously designated Assignee.

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                                  ARTICLE IV
                                ADMINISTRATION

Section 4.1 - Administrative Powers and Duties

The Plan Administrator shall be responsible for the general operation and administration .of the Plan and for carrying out the provisions thereof. The Chief Executive Officer of the Company may, in his discretion, appoint an employee or employees or an administrative committee in writing to administer the provisions of this Plan. The decision of the Plan Administrator with respect to any questions arising as to the administration or interpretation of this Plan, including the discontinuance of any or all of the provisions thereof, shall be final, conclusive, and binding. If the Plan is administered by a committee, such committee may act by a majority of its members by a vote at a meeting, or in writing, without a meeting, signed by all the members of the committee.

Section 4.2  Expenses

Any cost or expense of administering the Plan shall be paid by the Company and/or participating Related Companies. Notwithstanding the above, the Plan Administrator may charge each Participant's account with the amount of reasonable administrative expenses it determines, in its sole discretion, for the cost of administering the Plan. Any such charges shall reduce the earnings credited to the Participant's account and shall be applied in a uniform and non-discriminatory manner.

Section 4.3 - Records

The Plan Administrator shall keep such records of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including without in any manner limiting the generality of the foregoing, records and information with respect to deferral elections, Participant accounts, dates of employment and termination and determinations made hereunder. To the extent that the Plan Administrator shall prescribe forms for use by the Participants and their Beneficiaries or Assignee in communicating with the Plan Administrator and shall establish periods during which communications may be received, the Plan Administrator shall be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Company, the Plan Administrator and the Appeals Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

Section 4.4 - Determinations

All determinations hereunder made by the Plan Administrator or the Appeals Committee shall be made in the sole and absolute discretion of the Plan Administrator or Appeals Committee, as the case may be.

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Section 4.5 - Claims Procedures

The Plan Administrator shall have discretion regarding benefit determinations. If required by the Plan Administrator, any person entitled to benefits hereunder must file a claim with the Plan Administrator upon forms furnished by the Plan Administrator. Notwithstanding any other provision of this Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in this Section 4.5 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Appeals Committee subject to the provisions of Section 4.6.

The Plan Administrator shall notify the claimant of its decision within ninety
(90) days after receipt of the claim. However, if special circumstances require, the Plan Administrator may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant of the special circumstances involved and the time by which it expects to render a decision.

If the Plan Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Plan Administrator shall also describe any additional information necessary for the claimant to perfect the claim and explain why the information is necessary. Such claimant shall be entitled to full and fair review by the Appeals Committee of the denial.

Section 4.6 - Appeal and Review Procedure

If a claim has been denied by the Plan Administrator, the claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Plan Administrator. A final determination by the Appeals Committee shall be rendered within sixty (60) days after the receipt of the claimant's notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty
(60) day period. The Appeals Committee's final decision shall set forth the reasons and the references to the Plan provisions on which it is based.

Section 4.7 - Facility of Payment

Whenever a person entitled under the Plan to receive any payment of a benefit, or installment thereof, is under a legal disability or incapacity or is in any way unable to manage his financial affairs, the Plan Administrator may, in its discretion, direct payments on behalf of such person to be made to the incapacitated person's legal representative, custodian, relative, or other such individual(s) as is (are) known by the Plan Administrator to be assisting such person. Such decision by the Plan Administrator shall be made after consultation with those persons, if any, which may include legal counsel and/or medical personnel, which the Plan Administrator in its sole discretion determines are necessary in order to make such decision. Any payment of a benefit or installment thereof in accordance with the provision of this Section 4.7 shall be a complete

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discharge of any liability relating to the making of or entitlement to such payment under the provisions of the Plan.

Section 4.8 - Action by the Company

Any action by the Company under this Plan may be by resolution of its Board, or alternatively, by the Committee, or by any person or persons, duly authorized by resolution of said Board to take such action.

Section 4.9  Exemption from Liability/Indemnification

The members of the Appeals Committee and the persons acting on behalf of the Plan Administrator, shall be free from all liability, joint or several, for their acts, omissions, and conduct, for the acts, omissions and conduct of their duly appointed agents, in the administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.

The Company shall indemnify each member of the Appeals Committee, the persons acting on behalf of the Plan Administrator and any other employee, officer or director of the Company or Related Company against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Appeals Committee or performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which such person may be entitled as a matter of law.

Section 4. 10 - Nonassignability

Except as set forth at Section 3. 10 with respect to Participants who are Statutory Directors, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, assign, sell, pledge, encumber or charge the same shall be void.

The Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

                                   ARTICLE V

                           AMENDMENT OR TERMINATION

Section 5.1 - Amendment or Termination

The Company, through action of the Board, or alternatively, the Committee, may amend or terminate this Plan at any time. In the event of a termination, the Company in its sole discretion may accelerate payment of Plan benefits to those Participants participating in the Plan on the date of such termination, to the extent such benefits would otherwise be payable as defined in Section 3.1 determined on the basis that each Participant's presumed termination date was the date the Plan was terminated.

Section 5.2 - Change of Control

The Plan shall not be automatically terminated upon a Change of Control if, following the Change of Control, the Company, its successor or purchaser is obligated to pay, or continue to pay, Plan benefits to those Participants participating in the Plan on the date of such Change of Control, to the extent such benefits would be otherwise payable as defined in Section 3. 1.

                                   ARTICLE VI

                               GENERAL PROVISIONS

Section 6.1 - Offset to Benefits

Notwithstanding any provisions of the Plan to the contrary, the Company may, at the time of distribution in its sole and absolute discretion, enforce the right to offset against any amounts to be paid to a Participant under the Plan against any debt of the Participant which has been reduced to judgment in favor of the Company.

Section 6.2 - Construction

In the construction of the Plan, the masculine shall include the feminine and the singular the plural where such meanings would be appropriate.

Section 6.3 - Controlling Law

The laws of the State of Ohio shall be controlling in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

Section 6.4 - Effect of Invalid Provisions

If any provision of this Plan is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect any provision hereof, and the remaining provisions of this Plan shall be construed and enforced as if such provisions had not been included.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted and effective as first set forth above.

Date: November 2, 1998                   BANC ONE CORPORATION
      -----------------------------

Attest: /s/ Phyllis J. Kohli             By: /s/ Steven A. Bennett
        ---------------------------          -----------------------------------
                                             Steven A. Bennett
                                             Senior Vice President and Secretary



Revised and Amended Effective October 1, 1997
Revised and Amended Effective May 1, 1998

SCHEDULE A

                             BANC ONE CORPORATION

                     DIRECTORS DEFERRED COMPENSATION PLAN

               Special Provisions Relating To Prior Plan Mergers

Merger Date         Plan Name/Sponsor                                   Special  Provisions
-----------         -----------------                                   -------------------
November 1, 1997    Deferred Compensation Plan - Board Of Directors             None
                    The Metropolitan Bank of Lima, Ohio

December 2, 1997    Euclid National Bank Directors Deferred                     None
                    Compensation Plan